                                                                    EXHIBIT 2.5A




                         [BAKER & MCKENZIE LETTERHEAD]





       -----------------------------------------------------------------



       FLEX INFORMATION TECHNOLOGY SHARE SALE AND SUBSCRIPTION AGREEMENT


                                     AMONG


                         ASIA ONLINE-AUSTRALIA PTY LTD
                               (ACN 089 444 691)

                                      AND


                     THE PARTIES LISTED IN EXHIBIT D HERETO

                                      AND

                      FLEX INFORMATION TECHNOLOGY PTY LTD
                               (ACN 089 587 753)

                                   ----------

                          DATED AS OF OCTOBER 14, 1999


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

                         [BAKER & MCKENZIE LETTERHEAD]

                               TABLE OF CONTENTS

Clauses and Headings                                                                                      Page
--------------------                                                                                      ----
1.       Agreement to Sell and Subscribe for Shares..........................................................1
         1.1      Sale and Subscription of Shares............................................................1
         1.2      Purchase Price of Sale Shares and Subscription Price of Subscription Shares................1
         1.3      Closing....................................................................................2
         1.4      Meetings...................................................................................4
2.       Representations and Warranties......................................................................5
         2.1      Organization; Good Standing and Qualification..............................................5
         2.2      Certificate of Incorporation and Constitution Records......................................5
         2.3      Capitalization.............................................................................6
         2.4      No Conflict................................................................................7
         2.5      Proprietary Rights; Proprietary Information and Inventions Agreement.......................7
         2.6      Actions Pending............................................................................8
         2.7      Offering Valid.............................................................................8
         2.8      Financial Position.........................................................................8
         2.9      Absence of Changes Since 30 June 1999.....................................................10
         2.10     Title to Assets...........................................................................12
         2.11     Bank Accounts.............................................................................13
         2.12     Receivables; Major Customers..............................................................13
         2.13     Equipment, Etc............................................................................14
         2.14     Real Property.............................................................................15
         2.15     Proprietary Assets........................................................................15
         2.16     Year 2000.................................................................................15
         2.17     Contracts.................................................................................16
         2.18     Liabilities; Major Suppliers..............................................................17
         2.19     Compliance with Legal Requirements........................................................17
         2.20     Governmental Authorisations...............................................................18
         2.21     Governmental Action.......................................................................19
         2.22     Employee and Labor Matters................................................................19
         2.23     Benefit Plans.............................................................................20
         2.24     Sale of Products; Performance of Services.................................................20
         2.25     Insurance.................................................................................21
         2.26     Related Party Transactions................................................................22
         2.27     Certain Payments, Etc.....................................................................23
         2.28     Proceedings...............................................................................23
         2.29     Brokers...................................................................................24

                         [BAKER & MCKENZIE LETTERHEAD]

                               TABLE OF CONTENTS

Clauses and Headings                                                                                      Page
--------------------                                                                                      ----
         2.30     The Vendors...............................................................................24
         2.31     Full Disclosure...........................................................................25
         2.32     Insolvency Events.........................................................................26
         2.33     The Company...............................................................................28
         2.34     Reorganisation Transactions...............................................................28
         2.35     Effect of Sale............................................................................29
3.       Representations and Warranties of Purchaser........................................................29
         3.1      Acquisition of Shares.....................................................................29
         3.2      Authority; Binding Nature of Agreement....................................................29
4.       Pre-Closing Covenants of the Vendors...............................................................29
         4.1      Access and Investigation..................................................................29
         4.2      Operation of Business.....................................................................30
         4.3      Filings and Consents......................................................................32
         4.4      Payment of Indebtedness by Related Parties................................................33
         4.5      No Negotiation............................................................................33
         4.6      Best Efforts..............................................................................33
         4.7      Confidentiality...........................................................................33
5.       Conditions Precedent to Purchaser's Obligation to Close............................................34
         5.1      Accuracy of Representations...............................................................34
         5.2      Performance of Obligations................................................................34
         5.3      Consents..................................................................................35
         5.4      No Adverse Change.........................................................................35
         5.5      Additional Documents......................................................................35
         5.6      No Proceedings............................................................................35
         5.7      No Claim Regarding Stock Ownership or Sale Proceeds.......................................35
         5.8      No Prohibition............................................................................35
         5.9      Resignation of Barry Assaf................................................................36
         5.10     Reorganisation Transactions...............................................................36
6.       Conditions Precedent to the Vendors' Obligations to Close..........................................36
         6.1      Accuracy of Representations...............................................................36
         6.2      No Injunction.............................................................................36
7.       Termination........................................................................................36
         7.1      Termination Events........................................................................36
         7.2      Termination Procedures....................................................................37
         7.3      Effect of Termination.....................................................................38
         7.4      Non-exclusivity of Termination Rights.....................................................38
8.       Indemnification, Etc...............................................................................38
         8.1      Survival of Representation and Covenants..................................................38
         8.2      Indemnification by the Vendors............................................................38
         8.3      No Contribution...........................................................................39

                         [BAKER & MCKENZIE LETTERHEAD]

                               TABLE OF CONTENTS

Clauses and Headings                                                                                      Page
--------------------                                                                                      ----
         8.4      Interest..................................................................................39
         8.5      Set-off...................................................................................40
         8.6      Non-exclusivity of Indemnification Remedies...............................................40
         8.7      Defence of Third Party Claims.............................................................40
         8.8      Expiration of the Representations and Covenants...........................................41
         8.9      Extent of the Warranties..................................................................42
         8.10     Limitations on the Vendors Liability......................................................43
9.       Restriction of the Vendors.........................................................................43
         9.1      Restraints................................................................................43
         9.2      Obligation to Procure.....................................................................45
         9.3      Severance.................................................................................45
         9.4      Restraints Fair and Reasonable............................................................45
         9.5      Exceptions................................................................................45
10.      Miscellaneous Provisions...........................................................................46
         10.1     Further Assurances........................................................................46
         10.2     Fees, Expenses and Stamp Duty.............................................................46
         10.3     Attorneys' Fees...........................................................................46
         10.4     Notices...................................................................................46
         10.5     Time of the Essence.......................................................................47
         10.6     Headings..................................................................................47
         10.7     Counterparts..............................................................................47
         10.8     Governing Law; Venue......................................................................47
         10.9     Successors and Assigns....................................................................48
         10.10    Remedies Cumulative; Specific Performance.................................................48
         10.11    Waiver....................................................................................48
         10.12    Amendments................................................................................49
         10.13    Severability..............................................................................49
         10.14    Parties in Interest.......................................................................49
         10.15    Entire Agreement..........................................................................49
         10.16    Construction..............................................................................49


EXHIBITS
--------
EXHIBIT A          Certain Definitions......................................................................54
EXHIBIT B          Not Used.................................................................................*
EXHIBIT C          Proprietary Information and Inventions Deed..............................................*
EXHIBIT D          List of Shareholders and Covenantors.....................................................67
EXHIBIT E          [Not Used]...............................................................................*

* Exhibit omitted -- will be provided supplementally to the Commission upon request.

                         [BAKER & MCKENZIE LETTERHEAD]

EXHIBITS
--------
EXHIBIT F          List of Consultants and Independent Contractors............................................*
EXHIBIT G          List of Governmental Licenses, Permits, Orders, Etc........................................*
EXHIBIT H          Form of Employment Agreement...............................................................*
EXHIBIT I          Designated Senior Officers and Employees...................................................*
EXHIBIT J          Shareholders Deed..........................................................................*
EXHIBIT K          New Constitution...........................................................................*

* Exhibit omitted -- will be provided supplementally to the Commission upon request.

               SHARE SALE AND SUBSCRIPTION AGREEMENT RELATING TO
            [FLEX INFORMATION TECHNOLOGY PTY LTD] (ACN 089 587 753)

This Share Sale and Subscription Agreement (the "Agreement") is entered into as of ____________________, 1999, by and among the parties listed in Part I of Exhibit D hereto (collectively referred to as the "Vendors") the parties listed in Part II of Exhibit D (collectively referred to as the "Covenantors"), Flex Information Technology Pty Ltd (ACN 089 587 753 (the "Company") and Asia Online-Australia Pty Ltd (ACN 089 444 691) (the "Purchaser").


RECITALS:

WHEREAS, the Vendors own the entire issued share capital of the Company.

WHEREAS, the Vendors wish to sell and the Purchaser wishes to purchase 39% of all the issued shares in the capital of the Company (the "Sale Shares") and the Purchaser wishes to subscribe for a further 12% of the shares in the capital of the Company.

Now, therefore, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


1.       AGREEMENT TO SELL AND SUBSCRIBE FOR SHARES

         1.1      Sale and Subscription of Shares

                  (a) At the Closing, each of the Vendors shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, the shares in the Company listed beside each Vendor's name in Exhibit D, on the terms and subject to the conditions set forth in this Agreement.

                  (b) At the Closing, the Purchaser shall subscribe for the shares in the Company listed in Part III of Exhibit D (the "Subscription Shares"), and the Vendors shall cause the Company to allot and issue the Subscription Shares, on the terms and subject to the conditions set forth in this Agreement.

         1.2 Purchase Price of Sale Shares and Subscription Price of Subscription Shares

                  The purchase price for the Sale Shares and the subscription price for the Subscription Shares shall be paid and satisfied at Closing as follows:

                  (a) in respect of the Sale Shares, (A$3,488,940) to be paid to the Vendors (or as they may direct) at Closing in the proportions set out beside their respective names in Exhibit D by telegraphic transfer to the bank accounts nominated in writing by each of the Vendors to the Purchaser not less than four business days prior to Closing; and

                  (b) in respect of the Subscription Shares, by the Purchaser undertaking certain ongoing funding obligations of the Company as set out in clause 9 of the Shareholders Deed.

         1.3      Closing

                  (a) The closing of the sale of the Sale Shares to the Purchaser and the issue of the Subscription Shares to the Purchaser (the "Closing") shall take place at the offices of the Purchaser's Australian counsel, Baker & McKenzie, Level 26 A.M.P. Centre, 50 Bridge Street, Sydney, New South Wales, Australia at 10:00 a.m. (Sydney Time) on the later of 8 October, 1999 or the date two business days following the satisfaction of the Closing Conditions set forth in
                           Section 5, (excluding the Closing Condition in
                           Section 5.2 which may be satisfied by the Vendors at Closing) and Section 6. For the purposes of this Agreement "Scheduled Closing Time" shall mean the time and date as of which the Closing is required to take place pursuant to this Section 1.3(a); and "Closing Date" shall mean the time and date as of which the Closing actually takes place.

                  (b)      At the Closing:

                           (i) the Vendors shall deliver to the Purchaser the certificates representing the Sale Shares, duly executed instruments of transfer to transfer title to the Sale Shares to the Purchaser (or its nominees) and certified copies of the resolutions of the Boards of Directors of those Vendors which are corporations authorising the transfer of the Sale Shares registered in their names and giving authority to execute the relevant instrument(s) of transfer on behalf of the relevant Vendor to the party who executed them;

                           (ii) the Vendors shall deliver duly executed powers of attorney (in deed form) from each Vendor in favour of the Purchaser (or its nominee(s)) generally in respect of the Sale Shares sold by that Vendor under this Agreement enabling the Purchaser (or its nominee(s)) to attend and vote at general meetings of the Company;

                           (iii) the Vendors shall deliver any waiver, consent or other document necessary to give the Purchaser (or its nominee(s)) full legal and beneficial ownership of the Sale Shares;

                           (iv) the Vendors shall deliver the common seal (if any) of the Company and any of its subsidiaries, and each register, minute book and other book required to be kept by the Company and any of its subsidiaries under any Legal Requirement up to the date of Closing and each certificate of incorporation of the Company and any of its subsidiaries (including certificates issued upon any change of name);

                           (v) the Company shall (and the Vendors shall cause the Company) to allot and issue 600,000 fully paid ordinary shares in the Company to the Purchaser (or its nominees(s)) (representing, when aggregated with the Sale Shares, 51% of the total number of shares on issue immediately following such issue) and deliver to the Purchaser (or its nominees(s)) a share certificate in respect of those shares;

                           (vi)     the Vendors shall deliver to the Purchaser:

                                    (A)      employment contracts in the form
                                             of the drafts annexed as Exhibit
                                             H, entered into between the
                                             Company and the senior officers
                                             and employees designated in
                                             Exhibit I;

                                    (B)      copies of the Proprietary
                                             Information and Inventions Deed
                                             executed by each of the senior
                                             officers and employees designated
                                             in Exhibit I;

                           (vii) the Vendors shall execute and deliver to the Purchaser a certificate (the "Closing Certificate") setting forth the Vendors' and the Covenantors' representations and warranties that (A) each of the representations and warranties made by the Vendors and the Covenantors in this Agreement was accurate in all respects as of the date of this Agreement, (B) except as expressly set forth in the Closing Certificate, each of the representations and warranties made by the Vendors and the Covenantors in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Vendors and the Covenantors are required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) except as expressly set forth in the Closing Certificate, each of the conditions set forth in Sections 5.3, 5.4, 5.7 and 5.8 has been satisfied in all respects;

                           (viii) subject to the Shareholders Deed, the Vendors shall procure that each of its nominees as the Purchaser notifies to the Vendors resigns from their positions as directors and officers of the Company and any subsidiary, in each case formally resigning their respective office (with effect from the end of the meetings held pursuant to Section 1.4) and acknowledging in a form reasonably acceptable to the Purchaser that the writer has no claim against the Company or any of its subsidiaries for compensation for loss of office or otherwise;

                           (ix) the Vendors shall procure the revocation of the relevant bank signing mandates and authorities and powers of attorney given by the Company as notified by the Purchaser.

                  (c) Subject to the Vendors duly complying with the requirements of Section 1.3(b), at the Closing, the Purchaser shall pay each Vendor the portion of the Purchase Price specified beside each such Vendor's name in Part I of Exhibit D, in each case through telegraphic transfer to the bank account nominated by each Vendor in writing not less than four business days prior to Closing.

                  (d) At the Closing, the Vendors and the Purchaser shall execute and deliver to each other counterpart copies of the Shareholders Deed. The Vendors shall procure execution and delivery of the Shareholders Deed by the Company.

         1.4      Meetings

         On or before Closing, the Vendors shall cause to be held a meeting of the directors and/or shareholders of the Company at which the following resolutions are passed:

                  (a) subject to payment of stamp duty (if any), the approval of the registration of the transfers of the Sale Shares;

                  (b) approve and authorise the allotment and issue of the shares referred to in Section 1.3(b)(v) in favour of the Purchaser (or its nominees(s));

                  (c) subject to the Shareholders Deed, appoint persons nominated by the Purchaser as directors, secretary and auditor of the Company with effect from the end of the meeting;

                  (d) the cancellation of the existing share certificates for the Sale Shares;

                  (e) the issue of new certificates for the Sale Shares in favour of the Purchaser (or its nominee(s)); and

                  (f) the issue of a certificate for the Subscription Shares in favour of the Purchaser (or its nominee(s)).

                  (g) the approval and adoption of the Constitution as a replacement of the existing constitution of the Company.

2.       REPRESENTATIONS AND WARRANTIES

         In this Section 2, references to the Company shall be treated in all respects as meaning :

         (a)      the Company;

         (b) Flex IT Pty Ltd ("Flex") at all relevant times prior to the Reorganisation Transactions being completed in accordance with their terms; and

         (c) Morse Corporation (Australia) Pty Limited ("Morse") at all relevant times prior to the Reorganisation Transactions being completed in accordance with their terms.

         The Vendors and each of Charles Peter Assaf and Barry Joseph Assaf jointly and severally and Farmax Electronic Components Pty Ltd and TV Corporation Pty Ltd severally in the proportions of 5% and 3.75% respectively, hereby represent and warrant (except where this Section expressly provides for the representations and warranties to be given severally in a different manner in which case they are to be given in that manner) to and for the benefit of the Purchaser, as follows:

         2.1      Organization; Good Standing and Qualification

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of New South Wales, Australia. The Company has all requisite corporate power and authority to own and operate its properties and assets, to perform its obligations under all material contracts, and to carry on its business as presently conducted and as presently proposed to be conducted.

                  (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Flex IT Pty Ltd" and "Morse Corporation (Australia) Pty Ltd" respectively.

                  (c) The Company is not required to be qualified, authorized, registered or licensed to do business in any jurisdiction other than Australia.

                  (d) The Company has no subsidiaries, and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any Entity.

         2.2      Certificate of Incorporation and Constitution Records

                  (a) There has not been any violation of any of the provisions of the Company's constitution or of any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

                  (b) The books of account, shareholder records, minute books and other records of the Company are accurate, up-to-date and complete, and have been maintained in accordance with sound business practices. All of the records of the Company are in the actual possession or direct control of the Company. The Company has in place an adequate and appropriate system of internal controls in respect of each of its businesses.

         2.3      Capitalization

                  (a) The issued share capital of the Company, immediately prior to the Closing, will consist of 4,400,000 fully paid ordinary shares. All issued and outstanding shares of the Company's issued capital
                           (a) have been validly issued to the persons listed on Exhibit D hereto, (b) are fully paid and non-assessable, and (c) were issued in compliance with all applicable Legal Requirements concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the constitution.

                  (b) The Vendors severally warrant that they each have, and the Purchaser will acquire at the Closing, good and valid title to the Sale Shares listed beside the name of each Vendor in Exhibit D free and clear of any Encumbrances subject only to the payment of any applicable stamp duty.

                  (c)      There is no:

                           (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares or other securities of the Company;

                           (ii)     outstanding security, instrument or
                                    obligation that is or may become
                                    convertible into or exchangeable for any shares or other securities of the Company;

                           (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or

                           (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares or other securities of the Company;

                  (d) The Company has never repurchased, redeemed or otherwise reacquired any shares or other securities.

         2.4      No Conflict

                  Neither the execution and delivery of this Agreement by the Vendors nor the consummation by the Vendors of the transactions contemplated by this Agreement will:

                  (i) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, or other evidence of indebtedness related to the Company or its business or any material license agreement, lease or other material contract, instrument or obligation related to the Company or its business to which it is a party or by which it may be bound;

                  (ii) violate any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to the Company;

                  (iii) result in the loss of, or in a violation or breach of any Governmental Authorisation;

                  (iv) result in the creation or imposition of, or subject the Purchaser to any liability for, any conveyance or transfer tax or any similar tax except for the payment of any applicable stamp duty; or

                  (v) result in the creation of any material (individually or in the aggregate) lien, including any claims, mortgages, pledges, liens, security interests, encumbrances or charges of any kind (collectively, "Lien") on any of the assets owned or used by the Company.

         2.5      Proprietary Rights; Proprietary Information and Inventions
                  Agreement

                  (a) Neither the Company nor the Vendors have received any communications alleging that they have violated or, by conducting their businesses as proposed would violate, any proprietary rights of any other person, nor are the Company or the Vendors aware of any basis for the foregoing.

                  (b) The Vendors do not believe it is or will be necessary for the Company to utilize any inventions, trade secrets or proprietary information of any of the Company's employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

                  (c) The Company owns, licenses or has rights to all of the (i) patents, patent applications, registrations and applications for registration thereof; (ii) trademarks, tradenames, service marks and registrations and applications for registrations thereof; (iii) copyrights and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software, data and documentation; (vi) trade secrets and confidential business information, know-how, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, marketing plans and customer lists and information; and (vii) other proprietary rights relating to any of the foregoing owned or used by the Company (collectively, "Intellectual Property").

                  (d) The Company has conducted its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others that would have a material adverse effect on the businesses or assets of the Company. To the Knowledge of the Vendors, there is no claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other Intellectual Property right of the Company.

         2.6      Actions Pending

                  There is no action, suit or proceeding pending or, to the Knowledge of the Vendors (but without having made any enquiry of any Person who is not engaged or employed by the Company), threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

         2.7      Offering Valid

                  None of the Vendors, nor any agent on their behalf, have solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Sale Shares to any person or persons so as to bring the offer or sale of the Sale Shares by the Vendors to the Purchaser (or its nominee(s)) within the registration provisions of the United States of America's Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or any US state securities laws or the provisions of Division 2 of Part 7.12 of the Corporations Law.

         2.8      Financial Position

                  (a) The Vendors have delivered to the Purchaser the following financial statements and notes (collectively, the "the Vendors Financial Statements"):

                           (i) for each of the Vendors in respect of the financial year ended 30 June 1998 (the " 1998 Accounts Date"), its unaudited profit and loss statement for the financial year ending on the 1998

                                    Accounts Date and its unaudited balance
                                    sheet as at the 1998 Accounts Date,
                                    together with all statements, reports and notes attached to or intended to be read with any or all of the profit and loss statement or balance sheet;

                           (ii) for each of the Vendors in respect of the financial year ended 30 June 1999 (the "1999 Accounts Date"), its unaudited profit and loss statement for the financial year ending on the 1999 Accounts Date and its unaudited balance sheet (the "Unaudited Balance Sheet") as at the 1999 Accounts Date, together with all statements, reports and notes attached to or intended to be read with any or all of the profit and loss statement or balance sheet; and

                           (iii) for the Company, its unaudited proforma balance sheet as at 30 September 1999 (assuming the Reorganisation Transactions are effective as at that date), together with all statements, reports and notes attached to or intended to be read with that balance sheet.

                  (b) All of the Vendors Financial Statements are true, fair and complete in all material respects, and the dollar amount of each line item included in the Vendors Financial Statements is accurate. The financial statements and notes referred to in
                           Section 2.8(a)(i) present fairly the financial position of the Vendors for the period to which they relate and the results of operations, changes in shareholders' equity and cash flows of the Vendors for the year then ended. The financial statements and notes referred to in Section 2.8(a)(ii) present fairly the financial position of the Vendors as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of the Vendors for the periods covered thereby. The Vendors Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered.

                  (c) As at the 1999 Accounts Date (i) the Company had no Liabilities required by GAAP to be provided for in the Unaudited Balance Sheet or described in the notes thereto which were not provided for in the Unaudited Balance Sheet or described in the notes thereto and (ii) all reserves established by the Company and set forth in the Unaudited Balance Sheet were adequate for the purposes for which they were established.

                  (d) Except as disclosed in Part 2.8(d) in the Disclosure Schedule since the 1999 Accounts Date:

                           (i)      the Company has not increased the
                                    compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the Ordinary Course of its Business;

                           (ii) neither the number of subscribers for the services offered by the Company nor the revenues generated therefrom have decreased;

                           (iii)    there has been no resignation or
                                    termination of employment of any officer or key employee of the Company;

                           (iv)     there has been no labor dispute or
                                    industrial disruption involving the Company or its employees and none is pending or, to the Knowledge of any Vendor, threatened;

                           (v) there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

                           (vi) there has not been any payment of any obligation or liability of the Company other than current liabilities paid in the Ordinary Course of Business;

                           (vii) there has been no sale, assignment or transfer of any tangible asset of the Company except in the Ordinary Course of Business and no sale, assignment or transfer of any patent, trademark, trade secret or other intangible asset of the Company; and

                  (e) The Company has good and marketable title to its properties and assets. Such properties and assets are not subject to Encumbrance except liens for current taxes and assessments not delinquent or those which are not material in scope or amount and do not materially interfere with the conduct of the Company's business. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Vendors' knowledge, there exists no default thereunder or occurrence or condition which could result in a default thereunder or termination thereof. The Company's buildings, equipment and other tangible assets are in good operating condition and are useable in the ordinary course of business having regard to their age and ordinary wear and tear, and the Company owns, or has a valid leasehold interest in, all assets necessary for the conduct of its business as presently conducted.

         2.9      Absence of Changes Since 30 June 1999

                  Except in the Ordinary Course of Business since 30 June 1999:

                  (a) there has not been any adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

                  (b) there has not been any loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

                  (c) the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares or (ii) repurchased, redeemed or otherwise reacquired any shares or other securities;

                  (d) the Company has not sold or otherwise issued any shares or any other securities;

                  (e) the Company has not amended its certificate of incorporation or constitution and has not effected or been a party to any Acquisition Transaction, recapitalisation, reclassification of shares, share consolidation or division, capital reduction, share buy back or similar transaction;

                  (f) the Company has not purchased or otherwise acquired any asset from any other Person, except for supplies acquired by the Company in the Ordinary Course of Business;

                  (g) the Company has not leased or licensed any asset from any other Person;

                  (h) the Company has not made any capital expenditure over A$30,000;

                  (i) the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business;

                  (j) the Company has not written off as uncollectable, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (k) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

                  (l) the Company has not made any loan or advance to any other Person;

                  (m) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (n) the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any Contract that is not an Excluded Contract;

                  (o) no Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, has been amended or terminated;

                  (p) the Company has not incurred, assumed or otherwise become subject to any Liability, other than accounts payable (of the type required to be reflected as current liabilities in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business;

                  (q) the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Balance Sheet or have been incurred by the Company since 30 June 1999 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

                  (r) the Company has not forgiven any debt or otherwise released or waived any right or claim;

                  (s) the Company has not changed any of its methods of accounting or accounting practices in any respect in respect of its businesses;

                  (t) the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business; and

                  (u) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses "(c)" through "(t)" above.

         2.10     Title to Assets

                  (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

                           (i) all assets reflected on the Unaudited Balance Sheet (except for inventory sold by the Company since 30 June 1999 in the Ordinary Course of Business);

                           (ii) all assets acquired by the Company since 30 June 1999 (except for inventory sold by the Company since 30 June 1999 in the Ordinary Course of Business);

                           (iii) all equipment and all of the Company's rights under the Company Contracts; and

                           (iv) all other assets reflected in the Company's books and records as being owned by the Company.

                           All such assets are owned by the Company free and clear of any Encumbrances.

                  (b) Part 2.10 of the Disclosure Schedule identifies all assets that are being leased or licensed to the Company.

         2.11 Bank Accounts

                  Part 2.11 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

                  (a) the name and location of the institution at which such account is maintained;

                  (b) the name in which such account is maintained and the account number of such account; and

                  (c) the names of all individuals authorized to draw on or make withdrawals from such account.

                  There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

         2.12     Receivables; Major Customers

                  (a) Except as set forth in Part 2.12 of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Balance Sheet that have not yet been collected:

                           (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business; and

                           (ii) subject to appropriate provisioning, there is no reason to believe that all such accounts receivable will not be collected by the Company in the Ordinary Course of Business.

                  (b) Part 2.12 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for:

                           (i) more than A$25,000 of the gross revenues of the Company for the financial year to 30 June 1998,

                           (ii) more than A$25,000 of the Company's gross revenues for the financial year to 30 June 1999, or

                           (iii) more than A$10,000 of the Company's gross revenues for the first quarter of the 2000 financial year.

                           Neither the Company nor the Vendors have received any notice or other communication in writing indicating that any customer or other Person identified in Part 2.12 of the Disclosure Schedule may cease dealing with the Company.

         2.13     Equipment, Etc.

                  (a) Part 2.13 of the Disclosure Schedule accurately identifies all equipment, furniture, fixtures, improvements and other tangible assets (other than inventory) owned by the Company, having a written down value exceeding A$5,000. Part 2.13 also accurately identifies all tangible assets leased to the Company or used in any of its businesses.

                  (b) Each asset identified or required to be identified in Part 2.13 of the Disclosure Schedule:

                           (i) is in good condition and repair (ordinary wear and tear excepted);

                           (ii) complies in all respects with, and is being operated and otherwise used in full compliance with, all applicable Legal Requirements.

                           The assets of the Vendors to be transferred to the Company pursuant to the Reorganisation Transactions are adequate for the conduct of the Company's businesses in the manner in which such businesses are currently being conducted and in the manner in which such businesses are proposed to be conducted.

         2.14     Real Property

                  The Company does not own any real property or any interest in real property, except for the leaseholds created under any real property leases. The Company enjoys peaceful and undisturbed possession of such premises.

         2.15     Proprietary Assets

                  (a) Except as set forth in Part 2.15 of the Disclosure Schedule, there is no Proprietary Asset that is owned by or licensed to the Company or that is otherwise used or useful in connection with the Company's business. The Company has taken all measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset
                           .

                  (b) Neither the Company nor the Vendors are infringing, and have not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. To the Knowledge of each of the Vendors but without separate inquiry having been made, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company.

                  (c) The Proprietary Assets constitute all of the Proprietary Assets necessary to enable the Company to conduct its businesses in the manner in which its businesses are currently being conducted and in the manner in which its businesses are proposed to be conducted.

         2.16     Year 2000

                  (i) The Company's products and services are "Year 2000 Compliant", meaning that (i) date data from at least 1900 through 2001 will process without error or interruption (other than an error or interruption not expected to have a material adverse effect on the Company) in any level of computer hardware, software or services the Company provides, including but not limited to, microcode, firmware, system or application programs, files, databases and computer services, there will be no loss of functionality of the Company's products and services (other than any loss not expected to have a material adverse effect on the Company) with respect to the introduction, processing or output of records containing dates on or after January 1, 2000 and the Company's products and services will be interoperable with other software/hardware which may deliver records to, receive records from or interact with the Company's products and services in the course of processing data; provided, however, that the foregoing shall not apply to any adverse effects caused by any products and services (including any third party software or hardware) not developed by the Company or by any modification to the Company's products and services which are made by a party other than the Company. Further, the Company has tested all of its products and services and determined that they are Year 2000 Compliant. To its knowledge, third party software used by the Company in its products and services and the Company's internal hardware and software is also Year 2000 Compliant.

         2.17     Contracts

                  (a) Part 2.17 of the Disclosure Schedule identifies and provides an accurate and complete description of all contracts, agreements, commitments and undertakings of any nature, written or oral, of the Company, each of which involves future payments, performance of services or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $10,000 or which otherwise is material to the business or prospects of the Company (collectively, the "Material Contracts"), except for any Excluded Contract.

                  (b) Each Company Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms.

                  (c)      (i)      No Person has violated or breached, or
                                    declared or committed any default under, any Company Contract;

                           (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                           (iii) neither the Company nor the Vendors have received any notice or other communication in writing regarding any actual or alleged violation or breach of, or default under, any Company Contract; and

                           (iv) neither the Company nor the Vendors have waived any of their rights under any Company Contract.

                  (d) To the Knowledge of the Vendors but without any separate inquiry having been made, each Person against whom the Company has or may acquire any rights under any Company Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

                  (e) Neither the Company nor the Vendors has ever guaranteed or otherwise agreed to cause, insure or become liable for, and has never pledged any of their assets to secure, the performance or payment of any obligation or other Liability of any other Person.

                  (f) Neither the Company nor the Vendors has ever been a party to or bound by (A) any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

                  (g) The performance of the Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

                  (h) The Contracts identified in Part 2.17 of the Disclosure Schedule and the Excluded Contracts collectively constitute all of the material Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         2.18     Liabilities; Major Suppliers

         The Company has no Liabilities, except for the Company's obligations under the Company Contracts and under Excluded Contracts, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

         2.19     Compliance with Legal Requirements

                  (a)      (i)      The Company is in full compliance with each
                                    Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (ii) the Company has at all times been in full compliance with each Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of its assets;

                           (iii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement; and

                           (iv) the Company has not received, at any time, any notice or other communication in writing from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

         2.20     Governmental Authorisations

                  (a)      Part 2.20 of the Disclosure Schedule identifies:

                           (i) each Governmental Authorization that is held by the Company or is used in its businesses; and

                           (ii) each other Governmental Authorization that, to the Knowledge of the Vendors, is held by any of the Company's employees and relates to the Company's business.

                           The Vendors have delivered to the Purchaser accurate and complete copies of all of the Governmental Authorisations necessary for the conduct of the businesses of the Company including all renewals thereof and all amendments thereto. Each Governmental Authorisation is valid and in full force and effect.

                  (b) The Company and its employees are, and have at all times been, in full compliance with all of the terms and requirements of each Governmental Authorisation;

                  (c) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorisation, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorisation;

                  (d) the Company has never received, and, to the Knowledge of the Vendors, no employee of the Company has ever received, any notice or other communication in writing from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorisation, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorisation; and

                  (e) all applications required to have been filed for the renewal of the Governmental Authorisations have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorisations has been duly given or made on a timely basis with the appropriate Governmental Body.

                  (f) The Governmental Authorisations delivered or disclosed to the Purchaser constitute all of the Governmental Authorisations necessary (i) to enable the Company to conduct its businesses in the manner in which they are currently being conducted and (ii) to permit the Company to own and use its assets in the manner in which they are currently owned and used.

                  (g) The Company will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

         2.21     Governmental Action

                  No authorisation, consent or approval of, or filing with, any court or any federal, state or local governmental authority or agency is required in connection with the execution and delivery of this Agreement and the issuance and sale of the Sale Shares other than those that have been or will be made or obtained prior to the Closing.

         2.22     Employee and Labor Matters

                  (a) Exhibit F contains a list of individuals who are currently performing services for the Company related to its businesses and are classified as "consultants" or "independent contractors".

                  (b) The Company is not a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, industrial award or determination, collective bargaining agreement or similar Contract.

                  (c) The Vendors have delivered to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company and requested by the Purchaser.

                  (d) To the Knowledge of the Vendors but without making any separate inquiries:

                           (i) no employee of the Company intends to terminate his employment with the Company;

                           (ii) no employee of the Company has received an offer to join a business that may be competitive with the Company's businesses; and

                           (iii) no employee of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company, or (B) the Company's businesses or operations.

                  (e) the Company is not engaged, and has never been engaged, in any unfair labour practice of any nature. There has never been any slowdown, work stoppage, labour dispute or union organising activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labour dispute or union organising activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labour dispute or union organising activity or any similar activity or dispute.

                  (f) The Company does not have: any existing service or other agreements with any officers, consultants or employees of the Company which cannot be fairly terminated by three months' notice or less without giving rise to a claim for damages or compensation; liability for compensation to ex-employees or ex-consultants; obligation to re-instate or re-employ any ex-officer, ex-consultant or ex-employee of the Company; policy, practice or obligation regarding redundancy payments to employees which is more generous than the applicable award(s) or legislation; or any industrial agreement or enterprise agreement (whether registered or not) or plans to introduce any such agreement, that applies to any employee or officer of the Company.

         2.23     Benefit Plans

                  (a) The Company does not have any accrued liability, unfunded or contingent obligations in relation to any Relevant Scheme.

                  (b) The Company has made all occupational superannuation contributions required under any award or prescribed industrial agreement for its employees and has satisfied all laws.

                  (c) Each Relevant Scheme has at all times been administered under the relevant rules and/or trust document and (in the case of superannuation schemes) for the Relevant Scheme to qualify for the maximum income Tax concessions available to superannuation funds.

         2.24     Sale of Products; Performance of Services

                  (a) Each product or service that has been sold or performed by the Company to or for any Person:

                           (i) conformed and complied with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and

                           (ii)     was free of any design defects,
                                    construction defects or other defects or deficiencies at the time of sale.

                           All repair services and other services that have been performed by the Company were performed properly with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                  (b) The Company will not incur or otherwise become subject to any Liability arising directly or indirectly from any product sold, or any services performed by, the Company on or at any time prior to the Closing Date.

                  (c) No product developed or sold by the Company has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

                  (d) No customer or other Person has ever asserted or threatened to assert in writing any claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any product sold by the Company or any services performed by the Company. To the Knowledge of the Vendors, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

                  (e) The Company has an adequate and appropriate quality control system in respect of its businesses.

         2.25     Insurance

                  (a) Part 2.25 of the Disclosure Schedule accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of the Company or its businesses:

                           (i) the name of the insurance carrier that issued such policy and the policy number of such policy; and

                           (ii) a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

                  (b) Each of the policies identified in Part 2.25 of the Disclosure Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the Knowledge of the Vendors, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Company's business, assets, operations, key employees, services and potential liabilities.

                  (c) There is no pending claim under or based upon any of the policies and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

                  (d)      Neither the Company nor the Vendors have received:

                           (i) any notice or other communication in writing regarding the actual or possible cancellation or invalidation of any of the policies or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                           (ii) any notice or other communication in writing regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies; or

                           (iii) any indication that the issuer of any of the policies may be unwilling or unable to perform any of its obligations thereunder.

         2.26     Related Party Transactions

                  (a) No Related Party has, and no Related Party has at any time since incorporation of the Vendors or the Company had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the businesses of the Vendors or the Company;

                  (b) no Related Party is, or has at any time since incorporation of the Vendors or the Company been, indebted to the Vendors or the Company;

                  (c) since the incorporation of the Vendors or the Company, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Vendors or the Company;

                  (d) no Related Party is competing, or has at any time since incorporation of the Vendors or the Company competed, directly or indirectly, with the Vendors or the Company in any market served by the Vendors or the Company;

                  (e) no Related Party has any claim or right against the Vendors or the Company; and

                  (f) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favour of any Related Party against the Vendors or the Company.

         2.27     Certain Payments, Etc.

                  Neither the Company, nor any officer, employee, agent or other Person associated with or acting for or on behalf of the Company, has at any time, directly or indirectly:

                  (a) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

                  (b) made any pay-off, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

                  (c) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favour or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favourable treatment in securing business, or (ii) any other special concession; or

                  (d) agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(c)" above.

         2.28     Proceedings

                  (a) There is no pending Proceeding or investigation, and no Person has threatened to commence any Proceeding:

                           (i) that involves the Company or relates to its businesses or that otherwise relates to or might affect the Company's businesses or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

                           Within the Knowledge of the Vendors (but without having made any enquiry of any Person who is not engaged or employed by the Company), no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) The Vendors have delivered to the Purchaser accurate and complete copies of all pleadings and correspondence to which the Vendors or the Company have access that relate to the Proceedings.

                  (c) There is no Order to which the Vendors or the Company, or any of the assets owned or used by the Vendors or the Company is subject that (i) may have an adverse effect on the Company's businesses, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or the Vendors to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (d) To the Knowledge of the Vendors (but without having made any enquiry of any Person who is not engaged or employed by the Company), no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's businesses.

         2.29     Brokers

                  Neither the Company nor any of the Vendors have agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

         2.30     The Vendors

                  (a) In respect of each of the Vendors who are incorporated, they severally warrant that they are corporations duly organised, validly existing and in good standing under the laws of New South Wales and have all requisite corporate powers and authority to execute and deliver this Agreement and to carry out and perform their obligations under the Agreement and the Closing Certificate. Each of the Vendors severally warrants that they have the capacity and financial capability to comply with and perform all of their covenants and obligations under each of the Transactional Agreements to which they are or may become a party.

                  (b)      None of the Vendors:

                           (i)      has at any time, (A) made a general
                                    assignment for the benefit of creditors,
                                    (B) filed, or had filed against it, any
                                    bankruptcy petition or similar filing, (C) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (D) admitted in writing its inability to pay its debts as they become due, (E) been convicted of, or pleaded guilty to, any felony, or (F) taken or been the subject of any action that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements; or

                           (ii) is subject to any Order that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

                  (c) There is no Proceeding pending, and no Person has threatened to commence any Proceeding, that may have an adverse effect on the ability of any of the Vendors to comply with or perform any of its covenants or obligations under any of the Transactional Agreements. Within the knowledge of the Vendors no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

                  (d) Those of the Vendors that are corporations severally warrant that all corporate action on the part of the relevant Vendor, its officers, directors and shareholders necessary for the authorisation of this Agreement, the performance of all its obligations hereunder at the Closing and the sale and delivery of the Sale Shares it is selling will be taken prior to the Closing. Each Vendor severally warrants that this Agreement constitutes the legal, valid and binding obligation of each of the Vendors, enforceable against each of the Vendors in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and except to the extent that enforcement may be limited by the application of general equitable principles.

         2.31     Full Disclosure

                  (a) None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading.

                  (b) There is no fact within the Knowledge of any of the Vendors (other than publicly known facts relating exclusively to political or economic matters of general applicability that will adversely affect all Comparable Entities) that (i) may have an adverse effect on the Company's businesses, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Vendors to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

                  (c) All of the information set forth in the Disclosure Schedule, and all other information regarding the Company and its business, condition, assets, liabilities, operations, financial performance and net income that has been furnished by the Vendors to the Purchaser or any of its Representatives is accurate and complete in all material respects.

                  (d) The Vendors have provided the Purchaser and the Purchaser's Representatives with full and complete access to all of the Company's records and other documents and data.

         2.32     Insolvency Events

                  (a) Liquidation/winding up/appointment of administrator or receiver etc.

                           Neither the Vendors nor the Company have had:

                           (i)      a liquidator or provisional liquidator
                                    appointed;

                           (ii) a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

                           (iii)    an administrator appointed, whether under
                                    Part 5.3A of the Corporations Law or
                                    otherwise; or

                           (iv) an application made for the appointment of an administrator, liquidator or provisional liquidator;

                           over all or part of the businesses, assets or revenues of the Company and neither the Company nor its directors have passed a resolution for any such appointment; or

                           (v) an application made for the winding up of the Company.

                  (b)      Execution

                           No execution, distress or similar process has been levied upon or against all or any part of the businesses, assets or revenues of the Vendors or the Company.

                  (c)      Schemes of arrangement

                           Neither the Vendors nor the Company has:

                           (i) entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with their creditors or any class of creditors; or

                           (ii) proposed or had proposed on their behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of their creditors, or their winding up or dissolution.

                  (d)      Statutory demands

                           Neither the Vendors nor the Company have received any demand under section 459E of the Corporations Law, or been taken to have failed to comply with a statutory demand as a result of the operation of section 459F(1) of the Corporations Law.

                  (e)      Solvency

                           The Vendors and the Company:

                           (i) are able to pay their debts as and when they fall due;

                           (ii)     are not insolvent or presumed to be
                                    insolvent under any law; and

                           (iii) are not insolvent under administration as defined in Section 9 of the Corporations Law or have not taken any action which could result in that event.

                  (f)      Striking off

                           Neither the Vendors nor the Company:

                           (i) have received a notice under sections 601AA or 601AB of the Corporations Law; and

                           (ii) have been struck off the register of companies or dissolved and there is no action proposed by the Australian Securities and Investments Commission to do so.

         2.33     The Company

                  The Company:

                  (a)      was incorporated on 16 September 1999;

                  (b) subject to the Reorganisation Transaction, since incorporation it has not traded and has incurred no liabilities.


         2.34     Reorganisation Transactions

                  Notwithstanding the Reorganisation Transactions:

                  (a) the Company owns or has the use of all assets, property, rights and interest (previously held by Flex IT Pty Ltd and Morse Corporation (Australia) Pty Ltd) necessary to carry on the business in the same manner as it was conducted immediately prior to the Reorganisation Transactions;

                  (b) the Reorganisation Transactions have been completed and consummated in accordance with their terms and in accordance with all Legal Requirements;

                  (c) the Company has no claim against any of the parties to the Reorganisation Transactions in respect of the Reorganisation Transactions;

                  (d) neither the execution nor performance of the Reorganisation Transactions (or any document contemplated as part of the Reorganisation Transactions) has or could:

                           (i) result in the Company losing the benefit of any Governmental Authorisation or an asset, licence, grant, right or privilege which was used in or enjoyed by the business immediately prior to the Reorganisation Transactions;

                           (ii) conflict with or result in a breach or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate or relieve a person from an obligation under, an agreement or arrangement relating to the Company's business.

         2.35     Effect of Sale

                  (a) Except as disclosed in Part 2.35 of the Disclosure Schedule, neither the execution nor performance of this Agreement or a document to be executed at or before Closing will:

                           (i) result in the Company losing the benefit of any Governmental Authorisation or an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this Agreement and any jurisdiction; or

                           (ii) conflict with, or result in a breach of, or give rise to an event of default under, or require the consent of a person under, or enable a person to terminate or relieve a person from an obligation under, an agreement, arrangement or obligation to which the Company is a party or a legal or administrative requirement in any jurisdiction.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants, to and for the benefit of the Vendors, as follows:

         3.1      Acquisition of Shares

                  The Purchaser is not acquiring the Sale Shares with the current intention of making a public distribution thereof.

         3.2      Authority; Binding Nature of Agreement

                  (a) The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement;

                  (b) The execution, delivery and performance of this Agreement by the Purchaser has been duly authorised by all necessary action on the part of the Purchaser and its board of directors; and

                  (c) This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.       PRE-CLOSING COVENANTS OF THE VENDORS

         4.1      Access and Investigation

                  The Vendors shall jointly and severally, ensure that, at all times during the Pre-Closing Period:

                  (a) the Company and its Representatives provide the Purchaser and its Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company to enable the Purchaser to conduct its due diligence enquiries;

                  (b) the Company and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries; and

                  (c) the Company and its Representatives compile (at the Purchaser's expense) and provide the Purchaser and its Representatives with such additional financial, operating and other data and information regarding the Company as the Purchaser may request in good faith to enable the Purchaser to conduct its due diligence enquiries.

         4.2      Operation of Business

                  The Vendors shall jointly and severally ensure that, except with the approval of the Purchaser, during the Pre-Closing
                  Period:

                  (a) none of the Sale Shares are sold or otherwise transferred, or offered for sale, and thus no agreement or commitment is entered into (in writing or otherwise) to sell or otherwise transfer, any of the Sale Shares or any interest in or right relating thereto;

                  (b) they do not permit offer, agree or commit (in writing or otherwise) to permit, any of the Sale Shares to become subject, directly or indirectly, to any Encumbrance;

                  (c) the Company conducts its operations in the Ordinary Course of Business and in the same manner as such operations have been conducted prior to the date of this Agreement;

                  (d) the Company uses its reasonable endeavours to preserve intact its current business organisation, keep available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

                  (e) the Company keeps in full force all insurance policies ;

                  (f) the Company's officers confer regularly with the Purchaser concerning operational matters and otherwise report regularly to the Purchaser concerning the status of the Company's business, condition, assets, liabilities, operations, financial performance and prospects;

                  (g) the Company immediately notifies the Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

                  (h) the Company and its officers use their Best Efforts to cause the Company to operate profitably and to maximise its net income;

                  (i) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares, and does not repurchase, redeem or otherwise reacquire any shares or other securities;

                  (j) the Company does not sell or otherwise issue any shares or any other securities;

                  (k) the Company does not amend its constitution, and does not effect or become a party to any Acquisition Transaction, recapitalisation, reclassification of shares, share consolidation or division, capital reduction or share buy back or similar transaction;

                  (l) the Company does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (m) the Company does not make any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, exceed A$10,000 in the aggregate;

                  (n) the Company does not enter into or permit any of the assets owned or used by the Company to become bound by any Contract, except for any Excluded Contract;

                  (o) the Company does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the "liabilities" column of a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

                  (p) the Company does not establish or adopt any employee benefit plan, and does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (q) the Company does not change any of its methods of accounting or accounting practices in any respect;

                  (r)      the Company does not make any Tax election;

                  (s) the Company does not commence any Proceeding except for collection of debts in the Ordinary Course of Business;

                  (t) the Company does not enter into any transaction or take any other action of the type referred to in
                           Section 2.9 except as set out in Part 2.9 of the Disclosure Schedule;

                  (u) the Company does not enter into any transaction or take any other action outside the Ordinary Course of Business;

                  (v) the Company does not enter into any transaction or take any other action that might cause or constitute a Breach of any representation or warranty made by the Vendors in this Agreement or in the Closing Certificate; and

                  (w) the Company does not agree, commit or offer (in writing or otherwise), and does not attempt, to take any of the actions described in clauses "(a)" through "(v)" of this Section 4.2.

         4.3      Filings and Consents

                  The Vendors shall ensure that:

                  (a) each filing or notice required to be made or given (pursuant to any applicable Legal Requirement, Government Authorisation, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is made or given as soon as reasonably possible after the date of this Agreement;

                  (b) each Consent required to be obtained (pursuant to any applicable Legal Requirement, Order or Contract, or otherwise) by the Company or the Vendors in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is obtained as soon as reasonably possible after the date of this Agreement and remains in full force and effect through the Closing Date;

                  (c) the Company and the Vendors promptly deliver to the Purchaser a copy of each filing made, each notice given and each Consent obtained by them during the Pre-Closing Period; and

                  (d) during the Pre-Closing Period, the Vendors, the Company and their Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

         4.4      Payment of Indebtedness by Related Parties

                  The Vendors shall cause all indebtedness and other Liabilities of each Related Party to the Company to be discharged and paid in full prior to the Closing.

         4.5      No Negotiation

                  The Vendors shall ensure that, during the Pre-Closing Period, neither the Company nor any of the Company's Representatives directly or indirectly:

                  (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

                  (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any Acquisition Proposal; or

                  (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

         4.6      Best Efforts

                  During the Pre-Closing Period, each of the Vendors shall use its Best Efforts to cause the conditions set forth in Section 5 to be satisfied on a timely basis.

         4.7      Confidentiality

                  Each party shall ensure that, during the Pre-Closing Period, and at all times after Closing, without the consent of the other party:

                  (a) subject to paragraph (d) below, it shall keep strictly confidential the existence and terms of this Agreement;

                  (b) it shall not issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any of the Company's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions, except to the extent that that party is required by law to make any such disclosure regarding the Transactions; and

                  (c) except in the case of urgent interlocutory applications, if a party is required by law to make any disclosure regarding the Transactions, that party shall advise the other party, a reasonable period before making such disclosure, of the nature and content of the intended disclosure and take into account the other party's reasonable requirements relating to the preservation of confidentiality;

                  (d)      A party may make any disclosures in relation to this
                           Agreement:

                           (i)      its professional advisers, bankers,
                                    financial advisers and financiers, provided that those persons agree to keep information disclosed confidential;

                           (ii)     comply with any applicable law or
                                    requirement of any regulatory body
                                    (including any relevant stock exchange); or

                           (iii)    any of its employees to whom it is
                                    necessary to disclose the information, on receipt of an undertaking from that employee to keep the information confidential.

                           Notwithstanding anything else contained in this
                           Section 4.7, a party shall not be in breach of its obligations if it makes a disclosure of confidential information which has become available to the public generally, other than directly or indirectly through the actions of the party making such disclosure.

5.       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         The Purchaser's obligation to purchase the Sale Shares and to subscribe for the Subscription Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 10.11):

         5.1      Accuracy of Representations

                  All of the representations and warranties made by the Vendors in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall be accurate in all material respects as of the date of this Agreement, and as of the Scheduled Closing Time as if made at the Scheduled Closing Time, subject only to the contents of the Disclosure Schedule.

         5.2      Performance of Obligations

                  The Vendors shall have delivered to the Purchaser the certificates representing all (and not less than all) of the Sale Shares as required by Section 1.3(b)(i), and shall have executed and/or delivered each of the other documents required to be executed and/or delivered by it pursuant to
                  Section 1.3(b) such that
                  subject only to payment of stamp duty and the registration of the transfers of the Sale Shares by the Company, the Purchaser shall upon Closing become the registered holder of 51% issued share capital of the Company.

         5.3      Consents

                  Each of the Consents shall have been obtained and shall be in full force and effect.

         5.4      No Adverse Change

                  There shall have been no adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof) since the date of this Agreement which would have a Material Adverse Effect.

         5.5      Additional Documents

                  The Purchaser may request in good faith such other materials or evidence as it may reasonably require for the purpose of
                  (i) evidencing the accuracy of any representation or warranty made by the Vendors or the Covenantors, (ii) evidencing the compliance by the Vendors or the Covenantors with, or the performance by the Vendors of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 5, or (iv) otherwise facilitating the consummation or performance of any of the
                  Transactions.:

         5.6      No Proceedings

                  Since the date of this Agreement, there shall not have been commenced or threatened against the Purchaser, or against any Person affiliated with the Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         5.7      No Claim Regarding Stock Ownership or Sale Proceeds

                  No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, or (b) may be entitled to all or any portion of the Purchase Price.

         5.8      No Prohibition

                  Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

         5.9      Resignation of Barry Assaf

                  Mr. Barry Assaf shall have resigned from his position as an employee of Telstra and shall have entered into the agreement referred to in Section 1.3(b)(vi)(A).

         5.10     Reorganisation Transactions

                  The Reorganisation Transactions shall have been entered into and completed on terms reasonably satisfactory to the Purchaser.

6.       CONDITIONS PRECEDENT TO THE VENDORS' OBLIGATIONS TO CLOSE

         The Vendors' obligations to sell the Sale Shares and to take the other actions required to be taken by each of them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Vendors, in whole or in part, in accordance with Section 10.11):

         6.1      Accuracy of Representations

                  All of the representations and warranties made by the Purchaser in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time as qualified by disclosures (if any) under this Agreement.

         6.2      No Injunction

                  There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement that prohibits the sale of the Sale Shares by the Vendors to the Purchaser or the subscription of the Subscription Shares by the Purchaser.

7.       TERMINATION

         7.1      Termination Events

                  This Agreement may be terminated prior to the Closing:

                  (a) by the Purchaser if (i) there is a material Breach of any covenant or obligation of any of the Vendors or (ii) the Purchaser reasonably determines that the timely satisfaction of any condition set forth in
                           Section 5 has become impossible or impractical (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (b) by the Vendors if (i) there is a material Breach of any covenant or obligation of the Purchaser, or (ii) the Vendors reasonably determine that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of any of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement);

                  (c) by the Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 5 has not been satisfied by the Scheduled Closing Time;

                  (d) by the Vendors at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

                  (e) by the Purchaser if the Closing has not taken place on or before 8 October, 1999 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

                  (f) by the Vendors if the Closing has not taken place on or before 8 October, 1999 (other than as a result of the failure on the part of the Vendors to comply with or perform any covenant or obligation set forth in this Agreement); or

                  (g) by the mutual consent of the Purchaser and the Vendors.

                  The Purchaser will consider in good faith any bona fide and reasonable request by the Vendors for an extension of the date referred to in Section 7.1(e) if the request relates solely to an inability to satisfy the Closing Condition referred to in Section 5.10 and the Vendors have used their Best Efforts to satisfy the Condition prior to 8 October 1999.

         7.2      Termination Procedures

                  If the Purchaser wishes to terminate this Agreement pursuant to Section 7.1(a), Section 7.1(c), or Section 7.1(e), the Purchaser shall deliver to any Vendor a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Vendors wish to terminate this Agreement pursuant to Section 7.1(b),
                  Section 7.1(d) or Section 7.1(f), the Vendors shall deliver to the Purchaser a written notice stating that the Vendors are terminating this Agreement and setting forth a brief description of the basis on which the Vendors are terminating this Agreement.

         7.3      Effect of Termination

                  If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

                  (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement;

                  (b) the parties shall, in all events, remain bound by and continue to be subject to Section 4.7.

         7.4      Non-exclusivity of Termination Rights

                  The termination rights provided in Section 7.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
                  Section 7.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

8.       INDEMNIFICATION, ETC.

         8.1      Survival of Representation and Covenants

                  (a) The representations, warranties, covenants and obligations of each party shall survive (without limitation):

                           (i) the Closing and the sale of the Sale Shares to the Purchaser and the subscription by the Purchaser of the Subscription Shares;

                           (iii) any Acquisition Transaction effected by or otherwise involving the Purchaser, the Vendors or the Company.

                           All of said representations, warranties, covenants and obligations shall remain in full force and effect and shall survive in accordance with this clause.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Vendors in this Agreement.

         8.2      Indemnification by the Vendors

                  (a) The Vendors shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are connected with:

                           (i)      any Breach of any representation or
                                    warranty made by the Vendors in this
                                    Agreement (giving full effect to any update to the Disclosure Schedule) or in the Closing Certificate;

                           (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to the Purchaser or any of its Representatives by or on behalf of the Vendors or any of its Representatives;

                           (iii) any Breach of any covenant or obligation of the Vendors;

                           (iv) any Liability to which the Company or any of the other Indemnitees may become subject and that arises directly from or relates directly to any product manufactured or sold, or any service performed, by or on behalf of the Company on or at any time prior to the Closing Date; or

                           (v) any Proceeding relating to any Breach, alleged Breach, Liability or matter of the type referred to in clause "(i)", "(ii)", "(iii)" or "(iv)", above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 8).

         8.3      No Contribution

                  Each of the Vendors waives, and acknowledges and agrees that it shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against the Company or any of its employees, officers or agents in connection with any indemnification obligation or any other Liability to which any of the Vendors may become subject under any of the Transactional Agreements or otherwise in connection with any of the Transactions.

         8.4      Interest

                  Any party that is required to indemnify any other Person pursuant to this Section 8 with respect to any Damages shall also be required to pay such other Person interest on the amount of such Damages (for the period commencing on the date on which such other Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable indemnification payment is made by such party) at a floating rate three



                                      -39
                  percentage points above the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

         8.5      Set-off

                  In addition to any rights of set-off or other rights that the Purchaser or any of the other Indemnitees may have at common law or otherwise, the Purchaser shall have the right to set off any amount that may be owed to any Indemnitee under this
                  Section 8 against any amount otherwise payable by any Indemnitee.

         8.6      Non-exclusivity of Indemnification Remedies

                  The indemnification remedies and other remedies provided in this Section 8 shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Section 8 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

         8.7      Defence of Third Party Claims

                  In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Company, against any other Indemnitee or against any other Person) with respect to which the Vendors may become obligated to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 8, the Vendors shall have the right, in the first instance to assume the defence of such claim or Proceeding at the sole expense of the Vendors. If the Vendors so elect to assume the defence of any such claim or Proceeding:

                  (a) the Vendors shall proceed to defend such claim or Proceeding in a diligent manner with counsel reasonably satisfactory to the Purchaser;

                  (b) the Purchaser shall make available to the Vendors any non-privileged documents and materials in the possession of the Purchaser that may be necessary to the defence of such claim or Proceeding;

                  (c) the Vendors shall keep the Purchaser informed of all material developments and events relating to such claim or Proceeding;

                  (d) the Purchaser shall have the right to participate in the defence of such claim or Proceeding;

                  (e) the Vendors shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Purchaser provided, however, that the Purchaser shall not unreasonably withhold such consent; and

                  (f) the Purchaser may at any time (notwithstanding the prior designation of the Vendors to assume the defence of such claim or Proceeding) assume the defence of such claim or Proceedings after giving the Vendors written notice of the Purchaser's reasonable dissatisfaction of the manner of the defence being conducted, and the Vendors failing to rectify such matters within 30 days of receiving such notice.

                  If the Vendors do not elect to assume the defence of any such claim or Proceeding (or if, after initially assuming such defence, the Purchaser elects to assume such defence in accordance with Section 8.7(f)), the Purchaser may proceed with the defence of such claim or Proceeding on its own. If the Purchaser so proceeds with the defence of any such claim or Proceeding on its own:

                  (i) all reasonable expenses relating to the defence of such claim or Proceeding incurred by the Purchaser shall be borne and paid exclusively by the Vendors;

                  (ii) the Vendors shall make available to the Purchaser any documents and materials in the possession or control of any of the Vendors that may be necessary to the defence of such claim or Proceeding;

                  (iii) the Purchaser shall keep the Vendors informed of all material developments and events relating to such claim or Proceeding; and

                  (iv) the Purchaser shall have the right to settle, adjust or compromise such claim or Proceeding with the consent of the Vendors; provided, however, that the Vendors shall not unreasonably withhold such consent.

         8.8      Expiration of the Representations and Covenants

                  The Vendors shall not be liable to the Indemnitees in connection with any representation, warranty, obligation or covenant under this Agreement unless:

                  (a) the Indemnitees have given notice as soon as reasonably practicable, after becoming aware, of any fact or circumstance which gives or may reasonably be expected to give rise to Damages by the Indemnitees, to the Vendors of such fact or circumstance and have allowed the Vendors at least a 14 day period from the giving of such notice at the Vendors' expense to investigate the same even though such fact or circumstance may not at the date of such notification give rise to any Damages on the part of the Indemnitees;

                  (b) the Indemnitees have given written notice to the Vendors setting out details of the matter in respect of which indemnification is sought on or before 31 March 2001; and

                  (c) within three months after the giving of written notice under Section 8.8 (b), the Indemnitees' Damages have been admitted by the Vendors or settled between the Vendors and the Indemnitees or the Indemnitees have instituted and served legal proceedings on the Vendors.

         8.9      Extent of the Warranties

                  (a) No Damages can be made, brought or raised by the Indemnitees against the Vendors in respect of the Warranties or any covenant under this Agreement unless the aggregate of those Damages exceeds $30,000 whereupon the Vendors are liable for the entirety of those Damages and not just the excess over $30,000. The maximum aggregate liability of the Vendors for any breach of this Agreement or under the representations, warranties, covenants and obligations is limited to A$8,946,000.

                  (b) If the Vendors are liable for Damages in respect of any breach of the Warranties, the Vendors may, by notice in writing to the Indemnitees, require the Purchaser to accept a transfer of some or all of the shares that they hold in the Company, or, if they have chosen to exchange their shares in the Company for Class C Non-Voting Common Shares in Asia Online, Ltd., some or all of those shares (in each case, with full title and free of Encumbrance) in or towards payment of any Damages which may be due in respect of such breach, provided that the Purchaser may continue to claim monetary Damages over and above the Value of the Shares so transferred (less any reasonable costs, expenses and any stamp duty incurred by the Purchaser in respect of such a transfer), subject to the maximum cap on damages in
                           Section 8.9(a). For the purpose of this Section 8.9(b), the "Value" of any such shares shall be their fair market value determined as agreed between the Vendors and the Purchaser within 15 days of the Purchaser receiving the Vendors notice and, failing agreement, as determined by the Company's auditor acting as an expert and not as an arbitrator. In determining the fair market value of any shares to be transferred under this Section 8.9(b):

                           (i) the auditor shall take account of any diminution in the value of the shares as a result of the breach which gives rise to the relevant claim for Damages;

                           (ii) the auditor's determination shall be binding in the absence of manifest error; and

                           (iii) the auditor's fees are to be shared and paid equally by the Purchaser and the Vendors.

         8.10     Limitations on the Vendors Liability

                  (a) The Vendors are not liable for any loss in respect of any breach of the representations, warranties, covenants and obligations to the extent that it has been caused by an act or omission after Closing, but are only liable to the extent that it has been caused by an act or omission before Closing.

                  (b) The Vendors will not be liable to the Indemnitees for any Damages under a representation, warranty, obligation or covenant under this Agreement:

                           (i) where the Damages are due to any change of law or any imposition or increase of any Tax after Closing Date; or

                           (ii) [where the Damages are as a result of or in respect of a judicial interpretation of the law in any jurisdiction after the date of this Agreement unless such interpretation avoids this Agreement or any transaction contemplated hereby, in which event and without prejudice to any other remedy available to the Indemnitees, the Vendors shall refund the moneys received under this Agreement or the moneys otherwise paid by the Indemnitees as required by the Vendors for this transaction, or the part thereof applicable to the transaction affected, and the Indemnitees shall restore the Shares; or]

                  (c) The Vendors will not be liable to the Indemnitees for any Damages under any representation or warranty under this Agreement to the extent that any matter or transaction has been fully and fairly disclosed in the Disclosure Schedule. For the avoidance of doubt, the Purchaser waives its rights to make any claim in respect of any representation or warranty to the extent that such representation or warranty has been the subject of a full and fair disclosure in the Disclosure Schedule.

9.       RESTRICTION OF THE VENDORS

         9.1      Restraints

                  Each of the Vendors and the Covenantors undertakes with the Purchaser (for itself and as trustee for the Company) that, except with the consent in writing of the Purchaser:

                  (a) until the later of two years after Closing or, if applicable, two years after a Covenantor ceases to be employed or otherwise engaged by the Company, it will not within any country or place in which the Company has carried on business during the year preceding the date of this Agreement either on its own account or in conjunction with or on behalf of any person, firm or company carry on or be engaged, concerned or interested, directly or indirectly, whether as shareholder, director, employee, partner, agent or otherwise in carrying on any business carried on by the Company within such preceding year (other than as a holder of not more than 5 per cent (5%) of the issued shares or debentures of any company listed on a recognised stock exchange);

                  (b) until the later of two years after Completion or, if applicable, two years after a Covenantor ceases to be employed or otherwise engaged by the Company, it will not either on its own account or in conjunction with or on behalf of any other person, firm or company solicit or entice away or attempt to solicit or entice away from the Company the custom of any person, firm, company or organisation who shall at any time within the year preceding the date hereof have been a customer, representative, agent, or correspondent of the Company or in the habit of dealing with the Company or enter into any contract for sale and purchase or accept business from any such person, firm, company or organisation in a business area in which the Company competes;

                  (c) until the later of two years after Completion or, if applicable, two years after a Covenantor ceases to be employed or otherwise engaged by the Company, it will not either on its own account or in conjunction with or on behalf of any other person, firm or company employ, solicit, entice away or attempt to employ, solicit or entice away from the Company any person who at the date hereof is or at the date of or within the year preceding such employment, solicitation, enticement or attempt shall have been an officer, manager, consultant or employee of the Company whether or not such person would commit a breach of contract by reason of leaving such employment;

                  (d) it will not at any time hereafter make use of or disclose or divulge to any person (other than to officers or employees of the Company whose province it is to know the same) any information (other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction) relating to the Company, the identity of its customers and suppliers, its products, finance, contractual arrangements, business or methods of business;

                  (e) if, in connection with the business or affairs of the Company, it shall have obtained trade secrets or other confidential information belonging to any third party under an agreement purporting to bind the Company which contained restrictions on disclosure it will not without the previous written consent of the Company at any time infringe or take any action which would or might result in an infringement of such restrictions;

                  (f) it will not at any time hereafter in relation to any trade, business or company use a name or trade mark including the word "FLEXIT" or any word or symbol confusingly similar thereto in such a way as to be capable of or likely to be confused with the name or any trade mark or the Company and shall use its best endeavours to procure that no such name or trade mark shall be used by any person, firm or company with which the Vendor or Covenantor is connected.

         9.2      Obligation to Procure

                  The Vendors and the Covenantors shall procure that each of their subsidiaries, holding companies and any other affiliated companies will observe the restrictions contained in the foregoing provisions of this Section and that their respective employees will observe the restrictions contained in this Section.

         9.3      Severance

                  While the restrictions contained in this Clause are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Purchaser but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

         9.4      Restraints Fair and Reasonable

                  The Vendors and the Covenantors acknowledge that:

                  (a) the covenants given in Section 9.1 are material to the Purchaser's decision to enter into this Agreement; and

                  (b)      the restraints contained in Section 9.1 are:

                           (i) fair and reasonable regarding the subject matter, area and duration; and

                           (ii) reasonably required by the Purchaser to protect the business, financial and proprietary interests of the Company.

         9.5      Exceptions

                  The provisions of this clause 9 shall not prevent the Vendors or the Covenantors, after the first anniversary of them ceasing to be engaged or employed by the Company, being engaged as a bona fide employee or a bona fide independent consultant in any business that does not directly compete with the business of the Company (or its successors and assigns) .

10.      MISCELLANEOUS PROVISIONS

         10.1     Further Assurances

                  Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other lawful actions within its power, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         10.2     Fees, Expenses and Stamp Duty

                  Each party shall bear its own expenses of and incidental to the negotiation leading to the entering into of this Agreement all the Transaction Agreement, and the preparation, execution and performance of such agreement. All stamp duties assessed or assessable on the transfer of the Sale Shares to the Purchaser or this Agreement shall be borne by Purchaser.

         10.3     Attorneys' Fees

                  If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.4     Notices

                  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile number set forth beneath the name of such party below (or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto):


                  If to the Purchaser  :     Asia Online-Australia Pty Ltd
                                             23rd Floor, Citicorp Centre
                                             18 Whitfield Road
                                             Causeway Bay
                                             Hong Kong

                                             Attention   :     MR. ED. ROBERTO
                                             Facsimile   :     (852) 2882 4468

                  If to the Vendors  :       97 Wattle Street
                                             Punchbowl   NSW  2196

                                             Attention   :    Mr Charles Assaf
                                             Facsimile   :    9796 2728

                  If to the Covenantors  :   97 Wattle Street
                                             Punchbowl NSW 2196

                                             Attention   :    Mr Charles Assaf
                                             Facsimile   :    9796 2728

         10.5     Time of the Essence

                  Time is of the essence of this Agreement.

         10.6     Headings

                  The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.7     Counterparts

                  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.8     Governing Law; Venue

                  (a) This Agreement and all definitive Agreements contained herein shall be construed in accordance with, and governed in all respects by, the laws of New South Wales.

                  (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.

                  (c) The Vendors agree that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Vendors in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

                  (d) Nothing contained in Section 10.8(b) or 10.8 (c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against the Vendors in any other forum or jurisdiction.

                  (e) Each of the Vendors irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         10.9     Successors and Assigns

                  This Agreement shall be binding upon: the Vendors and the Purchaser and their respective successors and assigns (if any). This Agreement shall inure to the benefit of the Purchaser; and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 8), in whole or in part to any body corporate within the Asia Online Ltd group of companies or to any other Person if the written consent or approval of the Vendors is obtained with respect to the relevant Person, such consent or approval not to be unreasonably withheld.

         10.10    Remedies Cumulative; Specific Performance

                  The rights and remedies of the parties hereto shall be cumulative (and not alternative). The Vendors agree that:

                  (a) in the event of any Breach or threatened Breach by any one or more of the Vendors of any covenant, obligation or other provision set forth in this Agreement, the Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

                  (b) neither the Purchaser nor any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         10.11    Waiver

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.12    Amendments

                  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Vendors.

         10.13    Severability

                  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.14    Parties in Interest

                  Except for the provisions of Section 8 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.15    Entire Agreement

                  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

         10.16    Construction

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including", and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation".

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

The parties hereto have caused this Agreement to be executed and delivered as of the date stated at the commencement hereof.


SIGNED for and on behalf of                  )
ASIA ONLINE-AUSTRALIA PTY LTD                )
by its duly authorised representative        )
in the presence of:                          )

/s/ JOHN G. STARK                              /s/ KEVIN H. RANDOLPH
----------------------------------------       ----------------------------------------
Signature of witness                           Signature of authorised representative


John G. Stark                                  Kevin H. Randolph
----------------------------------------       ----------------------------------------
Name of witness (please print)                 Name of authorised representative
                                               (please print)

SIGNED for and on behalf of                  )
FLEX IT PTY LTD (ACN 071 079 199)            )
by its duly authorised representatives:      )
                                             )


/s/ BARRY ASSAF                                /s/ CHARLES ASSAF
----------------------------------------       ----------------------------------------
Signature of secretary/director                Signature of director


Barry Assaf                                    Charles Assaf
----------------------------------------       ----------------------------------------
Name of secretary/director (please print)      Name of director
                                               (please print)

SIGNED for and on behalf of                       )
MORSE CORPORATION (AUSTRALIA) PTY                 )
LTD (ACN 055 262 167)                             )
by its duly authorised representatives:           )
                                                  )

/s/ CHARLES ASSAF                              /s/ BARRY ASSAF
----------------------------------------       ----------------------------------------
Signature of secretary/director                Signature of director


Charles Assaf                                  Barry Assaf
----------------------------------------       ----------------------------------------
Name of secretary/director (please print)      Name of director
                                               (please print)



SIGNED for and on behalf of                       )
FLEX INFORMATION TECHNOLOGY PTY                   )
LTD (ACN 089 587 753)                             )
by its duly authorised representatives:           )
                                                  )

/s/ CHARLES ASSAF                              /s/ BARRY ASSAF
----------------------------------------       ----------------------------------------
Signature of secretary/director                Signature of director


Charles Assaf                                  Barry Assaf
----------------------------------------       ----------------------------------------
Name of secretary/director (please print)      Name of director
                                                         (please print)



SIGNED by CHARLES PETER ASSAF                     )
In the presence of:                               )

/s/ JOSHUA THEUNISSEN                          /s/ CHARLES ASSAF
----------------------------------------       ----------------------------------------
Signature of witness                           Signature of Charles Peter Assaf


Joshua Theunissen                              CHARLES PETER ASSAF
----------------------------------------       ----------------------------------------
Name of witness (please print)

SIGNED by BARRY JOSEPH ASSAF                      )
In the presence of:                               )

/s/ JOSHUA THEUNISSEN                          /s/ BARRY JOSEPH ASSAF
----------------------------------------       ----------------------------------------
Signature of witness                           Signature of Barry Joseph Assaf


Joshua Theunissen                              Barry Joseph Assaf
----------------------------------------       ----------------------------------------
Name of witness (please print)



SIGNED for and on behalf of                       )
FARMAX ELECTRONIC COMPONENTS PTY                  )
LTD (ACN 064 152 003)                             )
by its duly authorised representative             )
in the presence of:                               )

/s/ JOSHUA THEUNISSEN                          /s/ Vincent Chow
----------------------------------------       ----------------------------------------
Signature of witness                           Signature of authorised representative


Joshua Theunissen                              Vincent Chow
----------------------------------------       ----------------------------------------
Name of witness (please print)                 Name of authorised representative
                                               (please print)



SIGNED for and on behalf of                       )
TV CORPORATION PTY LTD                            )
(ACN 081 834 451)                                 )
by its duly authorised representative             )
in the presence of:                               )

/s/ JOSHUA THEUNISSEN                          /s/ TIM VOUTIANITIS
----------------------------------------       ----------------------------------------
Signature of witness                           Signature of authorised representative


Joshua Theunissen                              Tim Voutianitis
----------------------------------------       ----------------------------------------
Name of witness (please print)                 Name of authorised representative
                                               (please print)

                                   EXHIBIT A

                              CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit A):

ACQUISITION TRANSACTION    "Acquisition Transaction" shall mean any transaction
involving:

                           (a) the sale or other disposition of all or any portion of the Company's business or assets (other than in the Ordinary Course of Business);

                           (b)      the issuance, sale or other disposition of
                                    (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company; or

                           (c)      any merger, consolidation, business
                                    combination, share exchange, reorganisation or similar transaction involving the Company.

AGREEMENT                  "Agreement" shall mean the Share Sale and
                           Subscription Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

BEST EFFORTS "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible, but without incurring any additional liability to pay any amount of money.

BREACH There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

BUSINESS DAY "Business day" means a day (excluding Saturday) when banks are open for business in both Hong Kong and New South Wales.

CLOSING                    "Closing" shall have the meaning specified in
                           Section 1.3(a) of the Agreement.

CLOSING CERTIFICATE "Closing Certificate" shall have the meaning specified in Section 1.3(b)(vii) of the Agreement.

CLOSING DATE               "Closing Date" shall have the meaning specified in
                           Section 1.3(a) of the Agreement.

COMPANY CONTRACT           "Company Contract" shall mean any Contract:

                           (a)      to which the Company is a party;

                           (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or

                           (c) under which the Company has or may acquire any right or interest.

COMPANY PLAN               "Company Plan" shall mean any Current Benefit Plan
                           or Past Benefit Plan.

COMPARABLE                 ENTITIES "Comparable Entities" shall mean Entities
                           (other than the Company) that are engaged in businesses substantially similar to the Company's business.

CONSENT "Consent" shall mean any approval, consent, ratification, permission, waiver or authorisation (including any Governmental Authorisation).

CONSTITUTION               "Constitution" means the constitution in the form
                           attached at Exhibit K.

CONTRACT "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant or undertaking of any nature.

CURRENT BENEFIT PLAN       "Current Benefit Plan" shall mean any Employee
                           Benefit Plan that is currently in effect and:

                           (a) that was established or adopted by the Company or is maintained or sponsored by the Company;

                           (b)      in which the Company participates;

                           (c) with respect to which the Company is or may be required or permitted to make any contribution; or

                           (d) with respect to which the Company is or may become subject to any Liability.

DAMAGES "Damages" shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, but excludes consequential loss (including loss of profits, loss of reputation or loss of opportunity).

DISCLOSURE                 SCHEDULE "Disclosure Schedule" shall mean the
                           schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Vendors, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.


ENCUMBRANCE                "Encumbrance" shall mean any lien, pledge,
                           hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, pre-emptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection or retention of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

ENTITY "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organisation or entity.

EXCLUDED CONTRACT          "Excluded Contract" shall mean any Company Contract
                           that:

                           (a)      the Company has entered into in the
                                    Ordinary Course of Business;

                           (b) has a term of less than 90 days or may be terminated by the Company (without penalty) within 90 days after the delivery of a termination notice by the Company; and

                           (c) does not contemplate or involve the payment of cash or other consideration in an amount or having a value in excess of A$10,000.

GAAP "GAAP" shall mean the accounting standards applicable for the purposes of the Corporations Law; if applicable the requirements of the Corporations Law for the preparation and content of financial statements, directors' reports and auditor's reports; and generally accepted and consistently applied accounting principles and practices in Australia; except those inconsistent with any of the foregoing; and for any company incorporated outside Australia, the equivalent accounting standards in that company's jurisdiction of incorporation.

GOVERNMENTAL
AUTHORISATION              "Governmental Authorisation" shall mean any:

                           (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorisation that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

                           (b)      right under any Contract with any
                                    Governmental Body.

GOVERNMENTAL BODY          "Governmental Body" shall mean any:

                           (a) commonwealth, state, province, nation, principality, territory, county, municipality, district or other jurisdiction of any nature;

                           (b) federal, state, local, municipal, foreign or other government;

                           (c)      governmental or quasi-governmental
                                    authority of any nature (including any
                                    governmental division, subdivision,
                                    department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organisation, unit, body or Entity and any court or other tribunal); or

                           (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

INDEMNITEES                "Indemnitees" shall mean the Purchaser

KNOWLEDGE                  An individual shall be deemed to have "Knowledge" of
                           a particular fact or other matter if:

                           (a) such individual is actually aware of such fact or other matter; or

                           (b) a reasonably prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent investigation concerning the truth or existence of such fact or other matter.

                           The Vendors shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or employee of the Vendors has Knowledge of such fact or other matter.

LEGAL REQUIREMENT          "Legal Requirement" shall mean any federal, state,
                           local, municipal, foreign or other law, statute,
                                    legislation, constitution, principle of
                                    common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

LIABILITY                           "Liability" shall mean any debt,
                                    obligation, duty or liability of any nature
                                    (including any unknown, undisclosed,
                                    unmatured, unaccrued, unasserted,
                                    contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

MATERIAL ADVERSE EFFECT             For the purposes of the Agreement,
                                    "Material Adverse Effect" as it applies to the Company or Purchaser means an adverse effect on the business, operations, condition (financial or otherwise), assets or prospects of the Company or Purchaser, taken as a whole, which is material. For purposes of this Agreement, documents, objects, effects, conditions, events or occurrences shall be deemed "material" if they involve amounts, or result in Purchaser Damages (as hereinafter defined), in excess of A$50,000 (or equivalent in any other currency) individually or when aggregated with other Purchaser Damages incurred due to a breach of a representation or warranty by the Vendors or if they in any way materially and adversely affect the value of, or the Company's rights, title or interest in, any of its assets. For purposes of this Agreement, "Purchaser Damages" means any material loss, expense, liability, or other damages, including the reasonable costs of investigation, interest, penalties and attorney's and accountant's fees.

ORDER                               "Order" shall mean any:

                                    (a)      order, judgment, injunction,
                                             edict, decree, ruling,
                                             pronouncement, determination,
                                             decision, opinion, verdict,
                                             sentence, subpoena, writ or award
                                             that is, has been or may in the
                                             future be
                                             issued, made, entered, rendered or
                                             otherwise put into effect by or
                                             under the authority of any court,
                                             administrative agency or other
                                             Governmental Body or any arbitrator
                                             or arbitration panel; or

                                    (b)      Contract with any Governmental
                                             Body that is, has been or may in
                                             the future be entered into in
                                             connection with any Proceeding.

ORDINARY COURSE OF BUSINESS         An action taken by or on behalf of the
                                    Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

                                    (a)      such action is consistent with the
                                             Company's past practices and is
                                             taken in the ordinary course of
                                             the Company's normal day-to-day
                                             operations;

                                    (b)      such action is taken in accordance
                                             with sound and prudent business
                                             practices;

                                    (c)      such action is not required to be
                                             authorised by the Company's
                                             shareholders, the Company's board
                                             of directors or any committee of
                                             the Company's board of directors
                                             and does not require any other
                                             separate or special authorisation
                                             of any nature; and

                                    (d)      such action is similar in nature
                                             and magnitude to actions
                                             customarily taken, without any
                                             separate or special authorisation,
                                             in the ordinary course of the
                                             normal day-to-day operations of
                                             other Entities that are engaged in
                                             businesses similar to the
                                             Company's business.

PAST BENEFIT PLAN                   "Past Benefit Plan" shall mean any Employee
                                    Benefit Plan (other than a Current Benefit
                                    Plan):

                                    (a)      which the Company has at any time
                                             established, adopted, maintained
                                             or sponsored;

                                    (b)      in which the Company has ever
                                             participated;

                                    (c)      with respect to which the Company
                                             has ever made, or has ever been
                                             required or permitted to make, any
                                             contribution; or

                                    (d)      with respect to which the Company
                                             has ever been subject to any
                                             Liability.

PERSON "Person" shall mean any individual, Entity or Governmental Body.

PRE-CLOSING                         PERIOD "Pre-Closing Period" shall mean the
                                    period commencing as of the date of the
                                    Agreement and ending on the Closing Date.

PROCEEDING                          "Proceeding" shall mean any action, suit,
                                    litigation, arbitration, proceeding
                                    (including any civil, criminal,
                                    administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

PROPRIETARY ASSET                   "Proprietary Asset" shall mean any patent,
                                    patent application, trademark (whether
                                    registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark
                                    (whether registered or unregistered),
                                    service mark application, copyright
                                    (whether registered or unregistered),
                                    copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, domain name or internet address, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

PROPRIETARY INFORMATION AND
INVENTIONS DEED                     "Proprietary Information and Inventions
                                    Deed" means the proprietary information and inventions deed in the form attached as Exhibit C.

PURCHASE PRICE                      "Purchase Price" shall have the meaning
                                    specified in Section 1.2 of the Agreement.

RELATED PARTY                       Each of the following shall be deemed to be
                                    a "Related Party":

                                    (a)      the Vendors;

                                    (b)      each individual who is an officer
                                             of the Vendors;

                                    (c)      each member of the family of each
                                             of the parties who are individuals
                                             referred to in clauses "(a)" and
                                             "(b)" above; and

                                    (d)      any Entity in which any one of the
                                             parties referred to in clauses
                                             "(a)", "(b)" and "(c)" above holds
                                             (or in which more than one of such
                                             parties collectively hold),
                                             beneficially or otherwise, a
                                             material voting, proprietary or
                                             equity interest.

RELEVANT SCHEME                     shall mean: all superannuation schemes,
                                    retirement benefit schemes or other pension schemes or arrangements; and all employment benefit plans, programs or arrangements including medical, dental or life insurance to which the Company or any of its subsidiaries is a party or which the Company or any of its subsidiaries makes available or obtains for its officers or employees or former officers or employees;

REORGANISATION TRANSACTIONS         "Reorganisation Transactions" means the
                                    disposal by the Vendors of their respective businesses and assets to the Company pursuant to the Agreement for Sale of Assets between the Vendors and the Company executed and completed on or about the date hereof.

REPRESENTATIVES                     "Representatives" shall mean officers,
                                    directors, employees, agents, attorneys, accountants, advisors and representatives.

SALE SHARES                         "Sale Shares" shall have the meaning as
                                    specified in the Recitals to the Agreement.

SCHEDULED CLOSING TIME              "Scheduled Closing Time" shall have the
                                    meaning specified in Section 1.3(a) of the Agreement.

SHAREHOLDERS DEED                   "Shareholders Deed" means the shareholders
                                    deed in the form attached in Exhibit J.


SUBSIDIARY                          "subsidiary" has the meaning given to that
                                    term in Division 6 of part 1.2 of the
                                    Corporations Law.

TAX "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added or goods and services tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, land or property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

TAX RETURN                          "Tax Return" shall mean any return
                                    (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal
                                    Requirement relating to any Tax.

TRANSACTIONAL AGREEMENTS            "Transactional Agreements" shall mean:

                                    (a)      the Agreement;

                                    (b)      the Shareholders Deed;

                                    (c)      the Proprietary Information and
                                             Inventions Deed;

                                    (d)      the Employment Agreements referred
                                             to in Section 1.3(b)(vi)(A) of the
                                             Agreement;

                                    (e)      the Closing Certificate.

TRANSACTIONS                        "Transactions" shall mean (a) the execution
                                    and delivery of the respective
                                    Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including:

                                    (i)      the sale of the Sale Shares by the
                                             Vendors to the Purchaser in
                                             accordance with the Agreement; and

                                    (ii)     the performance by the Vendors and
                                             the Purchaser of their respective
                                             obligations under the
                                             Transactional Agreements and the
                                             exercise
                                             by the Vendors and the Purchaser of
                                             their respective rights under the
                                             Transactional Agreements.

VENDORS FINANCIAL STATEMENTS        "Vendors Financial Statements" shall have
                                    the meaning specified in Section 2.8(a) of the Agreement.

                                   EXHIBIT D

                      LIST OF SHAREHOLDERS AND COVENANTORS


PART I

SHAREHOLDER                 PROPORTION %                SHARES
-----------------------     -----------------------     -----------------------
Flex IT Pty Ltd                       50                   975,000
97 Wattle St
Punchbowl  NSW  2196

Morse Corporation                     50                   975,000
(Australia) Pty Limited
97 Wattle Street
Punchbowl  NSW  2196


PART II

Charles Assaf
97 Wattle Street
Punchbowl   NSW   2196

Barry Assaf
97 Wattle Street
Punchbowl   NSW   2196


Farmax Electronic Components Pty Ltd
(ACN 064 152 003)
17/28 Vore Street
Silverwater   NSW   2141

TV Corporation Pty Ltd
(ACN 081 834 451)
18 Mellor Street
West Ryde   NSW   2114

PART III

600,000 fully paid ordinary shares in the capital of the Company representing, when aggregated with the Sale Shares, 51% of the total outstanding voting equity of the Company on a fully diluted basis immediately following the issue of such shares.



                                     -67-